                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                      ----------------------------------
                      FORM S-8 TO REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                TELEGLOBE INC.
                      ----------------------------------
              (Exact name of issuer as specified in its charter)
                  Canada                          Not applicable
     --------------------------------        ------------------------
     (State or other jurisdiction of         (I. R. S. Employer
     incorporation or organization)          Identification No.)
                      1000 de la Gauchetiere Street West
                                 24/th/ Floor
                       Montreal, Quebec, Canada  H3B 4X5
                    ---------------------------------------
                   (Address of Principal Executive Offices)
                                TELEGLOBE INC.
                           GLOBAL STOCK SAVINGS PLAN
                    ---------------------------------------
                           (Full title of the plan)
                            Andre Bourbonnais, Esq.
          Vice President, Chief Legal Officer and Corporate Secretary
                                Teleglobe Inc.
                      1000 de la Gauchetiere Street West
                                 24/th/ Floor
                       Montreal, Quebec, Canada  H3B 4X5
                   -----------------------------------------
                    (Name and address of agent for service)
                   Telephone number, including area code, of
                       agent for service: (514) 868-8124

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
Title of               Amount to             Proposed            Proposed            Amount of
Securities             be                    Maximum             Maximum             Fee
to be                  Registered            Offering            Aggregated
Registered                                   Price per           Offering
                                             Share               Price
-----------------------------------------------------------------------------------------------------
Common Shares,         750,000               $29.50(b)           $22,125,000         $6,150.75
no                     shares,
par value              and corresponding
(a)                    plan interests
-----------------------------------------------------------------------------------------------------

(a) This registration statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.
(b) All Shares purchased under the Plan will be purchased on the New York Stock Exchange at prices then prevailing.
(c) Filing fee was calculated pursuant to 17 CFR 230.457(c), using a price of $29.50 which is the closing price of Teleglobe Inc. Common Shares on June 8, 1999, as reported by the New York Stock Exchange, which is with five (5) business days prior to the date of filing.


PART II.
Information Required in the Registration Statement.


 Item 3.  Incorporation of Documents by Reference.
          ----------------------------------------

 The following documents filed by Teleglobe Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

  (a) The Company's Annual Report on Form 40-F for the year ended December 31, 1998;

  (b) The Company's Reports of Foreign Issuer on Forms 6-K dated May 20, 1998, as amended by Form 6-K/A dated October 9, 1998, June 15, 1998, June 24, 1998, August 12, 1998, September 3, 1998, as amended by Form 6-K/A dated October 9, 1998, October 22, 1998, November 10, 1998, November 13, 1998,
        December 3, 1998 and May 19, 1999;

  (c) The Company's Form F-4 dated September 4, 1998, as amended October 9, 1998; and

  (d) The Company's description of its Common Shares contained in the registration statement on Form 40-F (file number 333-62945).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d)of the Securities Exchange Act of 1934, (the "1934 Act") after the date of this registration statement, but prior to the filing of a post-effective amendment which indicated that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents.

 Item 6.  Indemnification of Directors and Officers.
          -----------------------------------------

Sections 16 and 17 of Teleglobe's By-Laws provide as follows:

        "16.  Limitation of Liability

   No director or officer of the Corporation "Corporation" in this Item 6 refers to Teleglobe) shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipts or other act for conformity or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for, or on behalf of, the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited or from any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own willful act or default. Nothing herein contained shall relieve any director or officer of the Corporation from his duty to act in accordance with the Act("Act" in this Item 6 refers to The Canada Business Corporation
   Act) or from liability for any breach thereof.

          17.  Indemnification

   The Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the request of the Corporation as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

   (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

   (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful.

   The Corporation shall, subject to the Act, indemnify such persons to the same extent in respect of any action by or on behalf of the Corporation to procure a judgment in favor of the Corporation to which he is made a party by reason of being or having been a director or an officer of the

   Corporation if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation shall indemnify every person who has been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding.

   For greater certainty and without limiting the generality of the foregoing, the Corporation shall indemnify and save harmless such persons from and against any liability sustained by them for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation or for joining in any receipt or act for conformity or for any loss, damage or expense of the Corporation arising through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any other loss, damage or misfortune whatsoever which may occur in the execution of the duties of their office or in relation thereto, if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation may purchase and maintain for the benefit of any person referred to in this section insurance against any liability incurred by him under the Act in his capacity as a director or officer of the Corporation."

Teleglobe has purchased a policy of insurance for the benefit of itself and the directors and officers of Teleglobe against liability incurred by the directors and officers in the performance of their duties. The aggregate amount of coverage is US$125,000,000 in respect of any and all claims. By the terms of the policy, in circumstances where a director or officer has a claim against Teleglobe in respect of a loss covered by the policy, Teleglobe may claim on the policy for 100% of the loss less the deductible of US$100,000 other than for securities laws violations and the deductible of US$250,000 for securities laws violations applicable to a claim which may be indemnified by Teleglobe under the policy. In addition, where a director or officer has a claim against the insurers in respect of a loss covered by the policy, the director or officer may claim on the policy for 100% of the loss.

Item 8.  Exhibits.
         --------

     Exhibit No.         Description
     -----------         -----------

     4(a) Certificate of Amalgamation of the Company (filed herewith).

     4(b)                By-laws of Company, as amended (filed herewith).

     4(c) Teleglobe Inc. Global Stock Savings Plan (filed herewith).

     5                   Opinion of Counsel re: Legality.

     23(a)               Consent of Independent Accountants.

     23(b)               Consent of Counsel (included in Exhibit 5).



Item 9.  Undertakings.
         ------------

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include in any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do
          --------  -------
          not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Item 512 of Regulation 5-K at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on this 9th day of June, 1999.

                         TELEGLOBE INC.


                         By: /s/ Charles Sirois
                         ----------------------------------
                         Charles Sirois, Chairman and Chief
                         Executive Officer

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of June, 1999.

SIGNATURE                      TITLE
---------                      -----

/s/ Kenny A. Troutt             Vice Chairman, President, Chief Operating
---------------------
Kenny A. Troutt                Officer and Director


/s/ Claude Seguin               Principal Financial Officer
---------------------
Claude Seguin


/s/ Francois Laurin               Principal Accounting Officer
---------------------
Francois Laurin


/s/ Derek H. Burney               Director
---------------------
Derek H. Burney


/s/ Bruno Ducharme                Director
---------------------
Bruno Ducharme


/s/ A. Michael Hainsfurther       Director
---------------------------
A. Michael Hainsfurther


/s/ John A. MacDonald             Director
---------------------
John A. MacDonald


/s/ T. Allen McArtor              Director
---------------------
T. Allen McArtor

/s/ C. Edward Medland               Director
---------------------
C. Edward Medland


/s/ Jean C. Monty                   Director
---------------------
Jean C. Monty


/s/ Marvin Moses                    Director
---------------------
Marvin Moses


/s/ Carmand Normand                 Director
---------------------
Carmand Normand


/s/ Gregory S. Oliver               Director
---------------------
Gregory S. Oliver


/s/ Stephen R. Smith                Director
---------------------
Stephen R. Smith


/s/ H. Arnold Steinberg             Director
----------------------
H. Arnold Steinberg


/s/ John M. Zrno                    Director
---------------------
John M. Zrno

                                   THE PLAN


Pursuant to the requirements of the 1933 Act, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on this 9th day of June, 1999.


                         Teleglobe Inc. Global Stock Savings Plan



                         /s/Bruno Ducharme
                         -----------------
                         Bruno Ducharme


                         /s/A. Michael Hainsfurther
                         --------------------------
                         A.   Michael Hainsfurther


                         /s/Jean C. Monty
                         ----------------
                         Jean C. Monty


                         /s/Stephen R. Smith
                         -------------------
                         Stephen R. Smith


                         being all the members of the Human Resources Committee of the board of directors of Teleglobe Inc.